UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021 (February 24, 2021)

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47281 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	ENPH	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

On February 24, 2021, Enphase Energy, Inc. (“Enphase”) entered into a Purchase Agreement (the “Purchase Agreement”) with Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the initial purchasers (collectively, the “Initial Purchasers”), to issue and sell $575 million aggregate principal amount of 0% Convertible Senior Notes due 2026 (the “2026 Notes”) and $575 million aggregate principal amount of 0% Convertible Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Enphase granted the Initial Purchasers a 13-day option to purchase up to an additional $57.5 million aggregate principal amount of 2026 Notes and an additional $57.5 million aggregate principal amount of 2028 notes on the same terms and conditions to cover over-allotments, if any. Enphase received approximately $1,132 million in net proceeds from the sale of the Notes issued on March 1, 2021 (after deducting the Initial Purchasers’ discount and estimated offering expenses payable by Enphase).

The Purchase Agreement includes customary representations, warranties and covenants by Enphase and customary closing conditions. Under the terms of the Purchase Agreement, Enphase has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K, and such Exhibit 10.1 is incorporated herein by reference.

Indentures for the 2026 Notes and 2028 Notes

In connection with the placement of the Notes pursuant to the Purchase Agreement, Enphase entered into an indenture by and between Enphase and U.S. Bank National Association, as trustee, in respect of the 2026 Notes (the “2026 Notes Indenture”), and an indenture by and between Enphase and U.S. Bank National Association, as trustee, in respect of the 2028 Notes (the “2028 Notes Indenture” and, together with the 2026 Notes Indenture, the “Indentures”). On March 1, 2021, Enphase issued the 2026 Notes pursuant to the 2026 Notes Indenture and the 2028 Notes pursuant to the 2028 Notes Indenture.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. Enphase will pay special interest, if any, at its election as the sole remedy relating to its failure to comply with its reporting obligations and under certain other circumstances. The 2026 Notes will mature on March 1, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms. The 2028 Notes will mature on March 1, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms.

Enphase may redeem for cash all or any portion of the 2026 Notes, at its option, on or after September 6, 2023, and Enphase may redeem for cash all or any portion of the 2028 Notes, at its option, on or after September 6, 2024, in each case, if the last reported sale price of Enphase’s common stock has been at least 130% of the relevant conversion price then in effect for the relevant series of Notes for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Enphase provides notice of redemption in respect of the relevant series of Notes during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which Enphase provides such notice of redemption at a redemption price equal to 100% of the principal amount of the relevant series of Notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the relevant redemption date.

The initial conversion rate for the 2026 Notes is 3.2523 shares of Enphase common stock per $1,000 principal amount of the 2026 Notes (which is equivalent to an initial conversion price of approximately $307.47 per share of common stock). The initial conversion rate for the 2028 Notes is 3.5104 shares of Enphase common stock per $1,000 principal amount of the 2028 Notes (which is equivalent to an initial conversion price of approximately $284.87 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain specified events but will not be adjusted for any accrued and unpaid special interest. In addition, upon the occurrence of a make-whole fundamental change or a redemption (as defined in the Indentures), Enphase will, in certain circumstances, increase the conversion rate by a number of additional shares for a holder that elects to convert its Notes in connection with such make-whole fundamental change or a redemption.

Holders may convert all or a portion of their 2026 Notes at their option at any time prior to the close of business on the business day immediately preceding September 1, 2025, and holders may convert all or a portion of their 2028 Notes at their option at any time prior to the close of business on the business day immediately preceding September 1, 2027, in each case only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price of Enphase’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the relevant series of Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the 2026 Notes Indenture with respect to the 2026 Notes and the 2028 Notes Indenture with respect to the 2028 Notes) per $1,000 principal amount of the relevant series of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Enphase’s common stock and the conversion rate for the relevant series of notes on each such trading day; (3) if Enphase calls any or all of the relevant series of Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the relevant redemption date; or (4) upon the occurrence of specified corporate events.

On or after September 1, 2025, in the case of the 2026 Notes, or on or after September 1, 2027, in the case of the 2028 Notes, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the relevant series of Notes may convert all or any portion of their Notes of such series at any time regardless of the foregoing circumstances. Enphase will settle conversions of the relevant series of Notes through payment or delivery, as the case may be, of cash, shares of its common stock or a combination of cash and shares of its common stock, at Enphase’s election.

Upon the occurrence of a “fundamental change” (as defined in the 2026 Notes Indenture with respect to the 2026 Notes and the 2028 Notes Indenture with respect to the 2028 Notes), holders may require Enphase to repurchase all or a portion of the relevant series of Notes for cash at a price equal to 100% of the principal amount of the relevant series of Notes to be repurchased plus any accrued and unpaid special interest to, but excluding, the fundamental change repurchase date.

The Notes are Enphase’s general unsecured obligations and will rank senior in right of payment to any of Enphase’s indebtedness that is expressly subordinated in right of payment to the Notes; will rank equal in right of payment to Enphase’s indebtedness that is not so subordinated, including Enphase’s 4.00% Convertible Senior Notes due 2023, Enphase’s 1.00% Convertible Senior Notes due 2024 and Enphase’s 0.25% Convertible Senior Notes due 2025; will be effectively junior in right of payment to any of its secured indebtedness to the extent of the value of the assets securing such indebtedness; and will be structurally junior to all indebtedness and other liabilities (including trade payables) of the subsidiaries of Enphase.

The following events are considered “events of default” under the Indentures, which may result in the acceleration of the maturity of the Notes:

(1)       Enphase defaults in any payment of special interest on any Note when due and payable and the default continues for a period of 30 days;

(2)       Enphase defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)       failure by Enphase to comply with its obligation to convert the relevant series of Notes in accordance with the applicable Indenture upon exercise of a holder’s conversion right;

(4)       failure by Enphase to give a fundamental change notice, notice of a make-whole fundamental change or notice of a specified corporate transaction (each as described in the applicable Indenture), in each case when due;

(5)       failure by Enphase to comply with its obligations under the Indentures with respect to consolidation, merger and sale of assets of Enphase;

(6)       failure by Enphase for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the relevant series of Notes then outstanding has been received to comply with any of its other agreements contained in the relevant series of Notes or the applicable Indenture;

(7)       default by Enphase or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75.0 million (or its foreign currency equivalent) in the aggregate of Enphase and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days of such acceleration or failure to pay, as applicable;

(8)       a final judgment or judgments for the payment of $75.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against Enphase or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)       certain events of bankruptcy, insolvency, or reorganization of Enphase or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.

If an event of default occurs and is continuing under the applicable Indenture, the trustee by notice to Enphase, or the holders of at least 25% in principal amount of the outstanding Notes of the relevant series by notice to Enphase and the trustee, may declare 100% of the principal of and accrued and unpaid special interest, if any, on all the relevant series of Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving Enphase, 100% of the principal of and accrued and unpaid special interest, if any, on the relevant series of Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid special interest, if any, will be due and payable immediately.

The foregoing summaries of the Indentures and the Notes are qualified in their entirety by reference to the 2026 Notes Indenture, the 2028 Notes Indenture, the form of 0% Convertible Senior Note due 2026 and the form of 0% Convertible Senior Note due 2028 attached as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this Current Report on Form 8-K, and such Exhibits 4.1, 4.2, 4.3 and 4.4 are incorporated herein by reference.

Convertible Note Hedge Transactions

In connection with the pricing of the Notes, on February 24, 2021, Enphase entered into privately-negotiated convertible note hedge transactions with respect to its common stock (the “Convertible Note Hedge Transactions”) with each of Barclays Bank PLC, Bank of America, N.A., Credit Suisse Capital LLC, JPMorgan Chase Bank, National Association, RBC Capital Markets, LLC and Mizuho Markets Americas LLC (collectively, the “Counterparties”). Enphase paid an aggregate amount of approximately $274.9 million to the Counterparties for the initial Convertible Note Hedge Transactions. The initial Convertible Note Hedge Transactions cover, subject to anti-dilution adjustments substantially similar to those in the Notes, approximately 3.89 million shares of Enphase’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion prices of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedge Transactions will expire upon the maturity of the applicable Notes.

The Convertible Note Hedge Transactions are expected generally to reduce potential dilution to Enphase’s common stock upon any conversion of the Notes and/or offset any cash payments Enphase is required to make in excess of the principal amount of converted Notes, as the case may be.

The Convertible Note Hedge Transactions are separate transactions, entered into by Enphase with the Counterparties, and they are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Convertible Note Hedge Transactions.

The foregoing summary of the Convertible Note Hedge Transactions is qualified in its entirety by the form of confirmation for the Convertible Note Hedge Transactions attached as Exhibit 10.2 to this Current Report on Form 8-K, and such Exhibit 10.2 is incorporated herein by reference.

Warrant Transactions

In addition, concurrently with entering into the Convertible Note Hedge Transactions, on February 24, 2021, Enphase separately entered into privately-negotiated warrant transactions (the “Warrants”), whereby Enphase sold to the Counterparties warrants to acquire, collectively, subject to anti-dilution adjustments, approximately 3.89 million shares of Enphase’s common stock at an initial strike price of approximately $397.91 per share, which represents a premium of approximately 120% over the last reported sale price of Enphase’s common stock of $180.87 on February 24, 2021. Enphase received aggregate proceeds of approximately $211.9 million from the sale of the initial Warrants to the Counterparties. The Warrants were sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

If the market value per share of Enphase’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on Enphase’s earnings per share, unless Enphase elects, subject to certain conditions, to settle the Warrants in cash.

The Warrants are separate transactions, entered into by Enphase with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants. The foregoing summary of the Warrants is qualified in its entirety by the form of confirmation for the Warrant transactions attached as Exhibit 10.3 to this Current Report on Form 8-K, and such Exhibit 10.3 is incorporated herein by reference.

Repurchases of Outstanding 2024 Notes and 2025 Notes

Concurrently with the offering of the Notes, Enphase entered into separately- and privately-negotiated transactions with certain holders of its 1.0% Convertible Senior Notes due 2024 (the “2024 Notes”) to repurchase $25,546,000 aggregate principal amount of the outstanding 2024 Notes for a total repurchase cost of $25,546,000 in cash and 1,105,199 shares of Enphase common stock and with certain holders of its 0.25% Convertible Senior Notes due 2025 (the “2025 Notes”) to repurchase $217,740,000 aggregate principal amount of the outstanding 2025 Notes for $217,740,000 in cash and 1,673,532 shares of Enphase common stock (collectively, the “Note Repurchase Transactions”). The issuances of the shares of Enphase’s common stock in connection with each Note Repurchase Transaction were made pursuant to Section 4(a)(2) of the Securities Act.

The Note Repurchase Transactions are separate transactions, entered into by Enphase with the applicable holders of the 2024 Notes and 2025 Notes, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Note Repurchase Transactions. The terms of each separate Note Repurchase Transaction were individually negotiated with each holder of 2024 Notes or 2025 Notes repurchased, and the Note Repurchase Transactions were subject to factors including the market price of Enphase common stock and the trading prices of the 2024 Notes and 2025 Notes at the time of each Note Repurchase Transaction.

The foregoing summary of the Note Repurchase Transactions is qualified in its entirety by the copy of the form of Exchange Agreement for the 2024 Notes and the form of Exchange Agreement for the 2025 Notes attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K, and such Exhibits 10.4 and 10.5 are incorporated herein by reference.

Unwind of Existing Convertible Note Hedge and Warrant Transactions

In connection with the Note Repurchase Transactions, Enphase entered into Partial Unwind Agreements (collectively ,the “Unwind Agreements”) with Barclays Bank PLC, Credit Suisse Capital LLC and Goldman Sachs & Co. LLC (the “Existing Hedge Counterparties”) in order to unwind all or a portion of: (1) the Base Call Option Confirmations, dated May 30, 2019, and the Additional Call Option Confirmations, dated June 4, 2019; (2) the Base Warrant Confirmations, dated May 30, 2019, and the Additional Warrant Confirmations, dated June 4, 2019; (3) the Base Call Option Confirmations, dated March 4, 2020; and (4) the Base Warrant Confirmations, dated March 4, 2020 (collectively, the “Unwind Transactions”).

In connection with the Unwind Transactions and pursuant to the Unwind Agreements, Enphase will receive shares of its common stock as a termination payment in respect of the portion of the existing convertible note hedge transactions that are unwound, and Enphase will issue shares of its common stock as a termination payment in respect of the portion of the existing warrant transactions that are unwound. Enphase issued to the Existing Hedge Counterparties a net number of shares equal to 2,002,535 shares of common stock in connection with the Unwind Transactions.

The Unwind Agreements and Unwind Transactions are separate transactions, entered into by Enphase with the Existing Hedge Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Unwind Agreements or the Unwind Transactions. The foregoing summary of the Unwind Agreements and Unwind Transactions is qualified in its entirety by the Unwind Agreements attached as Exhibits 10.6, 10.7, 10.8 and 10.9, and such Exhibits 10.6, 10.7, 10.8 and 10.9 are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events

On February 24, 2021, Enphase issued a press release announcing the offering of the Notes. The full text of the press release is attached as Exhibit 99.1, and such Exhibit 99.1 is incorporated herein by reference.

On February 24, 2021, Enphase issued a press release announcing the upsizing and pricing of its offer and sale of the Notes. The full text of the press release is attached as Exhibit 99.2, and such Exhibit 99.2 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated March 1, 2021, between Enphase Energy, Inc. and U.S. Bank National Association.

4.2	Indenture, dated March 1, 2021, between Enphase Energy, Inc. and U.S. Bank National Association.

4.3	Form of 0% Convertible Senior Note due 2026 (included in Exhibit 4.1).

4.4	Form of 0% Convertible Senior Note due 2028 (included in Exhibit 4.2).

10.1	Purchase Agreement, dated February 24, 2021, by and among Enphase Energy, Inc., Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC.

10.2	Form of Convertible Note Hedge Transaction Confirmation.

10.3	Form of Warrant Confirmation.

10.4	Form of Exchange Agreement for the 2024 Notes.

10.5	Form of Exchange Agreement for the 2025 Notes.

10.6	Partial Unwind Agreements for Base Call Option Confirmations dated May 30, 2019 and Additional Call Option Confirmations dated June 4, 2019, made as of February 24, 2021, between Enphase Energy, Inc. and Barclays Capital Inc. and between Enphase Energy, Inc. and Credit Suisse Capital LLC.

10.7	Partial Unwind Agreements for Base Warrants Confirmations dated May 30, 2019 and Additional Warrants Confirmations dated June 4, 2019, made as of February 24, 2021, between Enphase Energy, Inc. and Barclays Capital Inc. and between Enphase Energy, Inc. and Credit Suisse Capital LLC.

10.8	Partial Unwind Agreements for Base Call Option Confirmations dated March 4, 2020, made as of February 24, 2021, between Enphase Energy, Inc. and Barclays Capital Inc., between Enphase Energy, Inc. and Credit Suisse Capital LLC, and between Enphase Energy, Inc. and Goldman Sachs & Co. LLC.

10.9	Partial Unwind Agreements for Base Warrants Confirmations dated March 4, 2020, made as of February 24, 2021, between Enphase Energy, Inc. and Barclays Capital Inc., between Enphase Energy, Inc. and Credit Suisse Capital LLC, and between Enphase Energy, Inc. and Goldman Sachs & Co. LLC.

99.1	Press Release, dated February 24, 2021, announcing the offering of convertible senior notes.

99.2	Press Release, dated February 24, 2021, announcing the upsizing and pricing of convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	ENPHASE ENERGY, INC.

	By:	/s/ Eric Branderiz
Eric Branderiz
Vice President and Chief Financial Officer